UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	31104	20-8203420
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

281-531-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2015, Eco-Stim Energy Solutions, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), in connection with an underwritten public offering (the “Offering”) of 914,240 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at a public offering price of $5.75 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriter a 30-day option to purchase up to an additional 137,136 shares of Common Stock from the Company at the same price. The Common Stock was offered and will be sold under a prospectus filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Company’s registration statement on Form S-1 (Registration No. 333-200230). Closing of the Offering is scheduled for February 19, 2015, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Company expects to receive estimated net proceeds from the Offering of approximately $4,450,420 (after deducting underwriting discounts and commissions and estimated Offering expenses). If the Underwriter exercises its option to purchase additional shares of Common Stock in full, the Company expects to receive net proceeds from the Offering of approximately $5,189,233 (after deducting underwriting discounts and commissions and estimated offering expenses). The Company intends to use the net proceeds from the Offering to finance capital expenditures, for working capital as well as other general corporate purposes, which may include, but are not limited to, the purchase and maintenance of the Company’s well stimulation equipment, retirement of debt and inventory purchases.

The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 13, 2015, by and among Eco-Stim Energy Solutions, Inc. and Roth Capital Partners, LLC.

5.1	Opinion of Woodburn and Wedge.

23.1	Consent of Woodburn and Wedge (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

	By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

Date: February 17, 2015